UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2010

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

          In connection with entering into the New Credit Facilities described below in Item 2.03, on March 31, 2010, IntercontinentalExchange, Inc., a Delaware corporation (“ICE”) terminated its Credit Agreement, dated as of April 9, 2009, with Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association) (“Wells Fargo”), as Administrative Agent, Bank of America, N.A. (“BofA”), as Syndication Agent, and the lenders named therein, which provided for a $300.0 million 364-day senior unsecured revolving credit facility that was scheduled to expire on April 9, 2010 (filed as Exhibit 10.2 to ICE’s Current Report on Form 8-K that was filed on April 14, 2009). Further, the $100.0 million unsecured revolving credit facility contained in the 2007 Credit Facility was terminated as described below in Item 2.03.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

          On March 31, 2010, ICE entered into new aggregate $725.0 million three-year senior unsecured revolving credit facilities (the “New Credit Facilities”) pursuant to a Credit Agreement (the “New Credit Agreement”) with Wells Fargo, as Administrative Agent, BofA, as Syndication Agent, and the lenders named therein. The New Credit Facilities include an option for ICE to propose an increase in the aggregate amount available by $100.0 million during the term of the New Credit Facilities. A copy of the New Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the following summary of the New Credit Facilities is qualified in its entirety thereby.

          The New Credit Facilities consist of (i) an aggregate $575.0 million unsecured revolving dollar credit facility (the “Dollar Facility”), pursuant to which ICE may borrow, repay and reborrow up to $575.0 million in U.S. dollars, and (ii) an aggregate $150.0 million unsecured revolving multicurrency credit facility, pursuant to which ICE may borrow, repay and reborrow up to the equivalent of $150.0 million in either U.S. dollars, Euros or U.K. sterling, at the option of ICE. Standby letters of credit may be issued under the Dollar Facility, and the Dollar Facility includes a $50.0 million sublimit for swingline loans. No amounts were borrowed under the New Credit Facilities as of the closing of the facilities. The New Credit Facilities mature on March 31, 2013.

          Each loan under the New Credit Facilities shall, at the option of ICE, bear interest on the principal amount outstanding at either (i) LIBOR plus an applicable margin rate or (ii) a “base rate” plus an applicable margin rate. The “base rate” will be equal to the higher of (i) Wells Fargo’s prime rate, (ii) the federal funds rate plus 0.50%, or (iii) the one month LIBOR rate plus 1.50%. The applicable margin rate ranges from 2.00% to 3.00% on the LIBOR loans and from 1.00% to 2.00% for the base rate loans based on ICE’s total leverage ratio calculated on a trailing twelve-month period. Interest on each outstanding borrowing is payable quarterly with respect to base rate loans and either monthly, bi-monthly or quarterly with respect to LIBOR loans depending upon the interest period selected by ICE.

          The New Credit Facilities include an unutilized revolving credit commitment fee that is equal to the unused maximum revolver amount multiplied by an applicable margin rate and is payable in arrears on a quarterly basis. The applicable margin rate ranges from 0.35% to 0.50% based on ICE’s total leverage ratio calculated on a trailing twelve-month period. Based on this calculation, the applicable margin rate was 0.35% as of March 31, 2010.

          The proceeds of the loans, if any, under the New Credit Facilities shall be used as follows: (i) up to $150.0 million of the proceeds of the loans shall be used to provide liquidity for the clearing operations of ICE Clear Europe Limited, a private limited company incorporated in England and Wales and wholly-owned subsidiary of ICE; (ii) up to $50.0 million of the proceeds of the loans shall be used to provide liquidity for the clearing operations of ICE Clear U.S., Inc., a Delaware corporation and wholly-owned subsidiary of ICE; (iii) up to $100.0 million of the proceeds of the loans shall be used to provide liquidity for the clearing operations of ICE Trust U.S. LLC, a New York limited liability trust company and subsidiary of ICE; (iv) up to $3.0 million of the proceeds of the loans shall be used to provide liquidity for the clearing operations of ICE Clear Canada, Inc., a Manitoba corporation and wholly-owned subsidiary of ICE; and (v) the remainder, plus any portion of the proceeds no longer necessary to be reserved for the foregoing purposes, shall be used to provide for working capital and general corporate purposes of ICE.

          With limited exceptions, ICE may prepay the outstanding loans under the New Credit Facilities, in whole or in part, without premium or penalty. The New Credit Facilities contain affirmative and negative covenants, including, but not limited to, leverage and interest coverage ratios, as well as limitations or required notices or approvals for acquisitions, dispositions of assets and certain investments in subsidiaries, the incurrence of additional debt or the creation of liens and other fundamental changes to ICE’s business. ICE is currently in compliance with all applicable covenants under the New Credit Facilities.

          In connection with entering into the New Credit Facilities, on March 31, 2010, ICE also entered into (i) a First Amendment to Amended and Restated Credit Agreement (the “Amendment to 2007 Credit Facility”), amending ICE’s existing Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment to Credit Agreement dated as of August 24, 2007, the Second Amendment to Credit Agreement dated as of June 13, 2008, and as amended and restated by the Amendment and Restatement Agreement, dated as of April 9, 2009, with Wells Fargo, as administrative agent, BofA, as syndication agent, and the lenders party thereto (filed as Exhibit 10.1 to ICE’s Current Report on Form 8-K that was filed on April 14, 2009, the “2007 Credit Facility”), and (ii) a First Amendment to Credit Agreement (the “Amendment to 2009 Credit Facility”), amending ICE’s existing Credit Agreement, dated as of April 9, 2009, with Wells Fargo, as administrative agent, BofA, as syndication agent, and the lenders party thereto (filed as Exhibit 10.3 to ICE’s Current Report on Form 8-K that was filed on April 14, 2009, the “2009 Credit Facility”). A copy of each of the Amendment to 2007 Credit Facility and the Amendment to 2009 Credit Facility is filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and is incorporated herein by reference, and the following summary of such Amendments is qualified in its entirety thereby.

          The Amendment to 2007 Credit Facility amended the 2007 Credit Facility to (i) permit the consummation of the New Credit Facilities and (ii) make certain other amendments thereto, primarily to conform covenants contained therein to those contained in the New Credit Agreement. The Amendment to 2009 Credit Facility amended the 2009 Credit Facility to (i) permit the consummation of the New Credit Facilities, (ii) make certain other amendments thereto, primarily to conform covenants contained therein to those contained in the New Credit Agreement, and (iii) terminate the $100.0 million unsecured revolving credit facility contained therein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1         Credit Agreement dated as of March 31, 2010 among IntercontinentalExchange, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders named therein for senior unsecured revolving credit facilities in the aggregate principal amount of $725.0 million.

10.2         First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2010, amending that certain Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment to Credit Agreement dated as of August 24, 2007, the Second Amendment to Credit Agreement dated as of June 13, 2008, and as amended and restated by the Amendment and Restatement Agreement, dated as of April 9, 2009, among IntercontinentalExchange, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders party thereto.

10.3         First Amendment to Credit Agreement dated as of March 31, 2010, amending that certain Credit Agreement, dated as of April 9, 2009, among IntercontinentalExchange, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and the lenders party thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

/s/ Scott A. Hill

Scott A. Hill
Date: April 2, 2010	Senior Vice President and Chief Financial
Officer